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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 33-58093) and related Prospectus of Alliance Pharmaceutical Corp. for the registration of 3,175,000 shares of its common stock and to the use and incorporation by reference therein of our report dated August 16, 1994, with respect to the consolidated financial statements and schedule of Alliance Pharmaceutical Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 1994, filed with the Securities and Exchange Commission.

                                 /s/   ERNST & YOUNG LLP

San Diego, California
April 19, 1995